EXHIBIT 4(e)

                         HERITAGE SURGICAL CORPORATION

                             1993 STOCK OPTION PLAN



                                   ARTICLE 1

                              PURPOSE OF THE PLAN


         This 1993 Stock Option Plan (hereinafter referred to as the "Plan") dated March 15, 1993, for Heritage Surgical Corporation (hereinafter referred to as the "Company") is intended to advance the interests of the Company by providing officers and other key employees who have substantial responsibility for the direction and management of the Company with additional incentive for them to promote the success of the Company's business, to provide such employees with a proprietary interest in the success of the Company, to maintain competitive compensation levels, and to provide incentive to remain in the continuous employ of the Company.


                                   ARTICLE 2

                           ADMINISTRATION OF THE PLAN


         2.1 Administrator. The Board of Directors of the Company (hereinafter referred to as the "Board") shall appoint a Stock Option Plan Administrator (hereinafter referred to as the "Administrator"), who shall have authority, subject to the provisions of the Plan, in his discretion: (i) to determine the employees of the Company (from among the class of employees eligible under Article 3 hereof to receive options under the Plan) to whom options shall be granted; (ii) to determine the time or times at which options shall be granted;
(iii) to establish the option price of the shares subject to each option, which price shall be set in accordance with the provisions of Article 5; (iv) to determine, subject to Article 7 hereof, the time or times when each option shall become exercisable and the duration of the exercise period; (v) to issue to each option recipient a letter notifying the employee of such receipt along with information concerning the duration of time and manner in which the option is exercisable; and (vi) to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it. The interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive.

         2.2  Stock  Option  Plan  Committee.  The  Board of  Directors,  at its
discretion, may also appoint two additional individuals who, with the Administrator, shall serve as the Stock Option Plan Committee (the "Committee"). If such a Committee is established by the Board, then all decisions delegated to the Administrator in Section 2.1 shall be made by the Committee by majority vote at a meeting duly called and held. Committee members other than the Administrator shall be appointed to serve a one-year term, but may serve an unlimited number of terms on the Committee. The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may consult with counsel, who may be counsel to the Company.

         2.3  Indemnity of Committee  Members.  Any  individual  who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was serving as Administrator or as a Committee member shall be indemnified by the Company against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith for the purpose that he reasonably believed to be in the best interest of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         2.4 Types of Awards Under Plan. Options granted under the plan shall be designated as Incentive Stock Options, described in Article 4, or Non-Qualified Stock Options, described in Article 5.

         2.5 Eligible Employees. Options may be granted only to persons who are key employees of the Company. The term "key employees" as such term is used in the Plan shall include officers, directors, executives, supervisory personnel, as well as other employees of the Company. The Administrator shall issue to each option recipient ("Optionee") a letter notifying the employee of such receipt along with information concerning the type of option granted and the duration of time and manner in which the option is exercisable.


                                   ARTICLE 3

                      SHARES OF STOCK SUBJECT TO THE PLAN


         There will be reserved for use upon the exercise of options to be granted from time to time under the Plan (subject to the provisions of Article 11 hereof) an aggregate of 1,000,000 shares of the no par value Common Stock (hereinafter called the "Common Stock") of the Company, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of the Common Stock or issued shares of the Common Stock that shall have been reacquired by the Company. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an option under the Plan. The Company shall not be required to issue or deliver any certificate for shares of its stock purchased upon the exercise of any part of an option before (i) the admission of such shares to listing on any stock exchange on which the stock of the Company may then be listed, (ii) completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that the Company shall, in its sole discretion, determine is necessary or advisable, and (iii) the Board shall have been advised by counsel that compliance with all applicable legal requirements has been satisfied.

                                   ARTICLE 4

                            INCENTIVE STOCK OPTIONS


         4.1 Award of Incentive Stock Options. The Administrator may, from time to time and subject to the provisions of the Plan and such other conditions as the Administrator may prescribe, grant to any Eligible Employee one or more Incentive Stock Options ("ISO") to purchase the number of shares of common stock of the Company designated by the Administrator. The Administrator may specify a schedule that shall determine the dates upon which the Optionee shall become vested in his right to exercise the option granted. It is intended that such options issued as ISOs under the Plan will qualify as ISOs under ss. 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (hereinafter referred to as the "Code"), and the terms of the Plan shall be interpreted in accordance with this intention.

         4.2 Price Limitations on Incentive Stock Options. The option price for an option issued as an ISO shall not be less than 100% of the fair market value of the stock (as determined in Article 6 hereof) on the date the option is granted.

         4.3 Maximum Amount of ISO Grant. The aggregate fair market value of the stock (as determined in Article 6 hereof) for which any employee may exercise for the first time options designated as ISOs in any calendar year (under this or any other stock option plan established by the Company) shall not exceed $100,000.

         4.4 Term and Exercise. Each ISO shall be exercisable by its terms, and may be exercised at any time thereafter during a period of ten (10) years from the date of grant (the "Option Term"). No ISO shall be exercisable after the expiration of the Option Term.

         4.5 Additional Price and Term Limitations for 10% Shareholders. No Incentive Stock Option ("ISO") granted to any employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may be designated as an ISO unless at the time of such grant the option price is fixed at not less than 110% of the fair market value of the stock (as determined in Article 6 hereof) subject to the option, and exercise of such option is prohibited by its terms after the expiration of five (5) years from the date such option is granted.


                                   ARTICLE 5

                          NON-QUALIFIED STOCK OPTIONS


         5.1 Award of Non-Qualified Stock Options. The Administrator may, from time to time and subject to the provisions of the Plan and such other conditions as the Administrator may prescribe, grant to any Eligible Employee one or more Non-Qualified Stock Options ("NSO") to purchase a designated number of shares of Common Stock at a specified option price. The Administrator may specify a schedule that shall determine the dates upon which the Optionee shall become vested in his right to exercise the option granted.

         5.2 Stock Option Price. The option price of a NSO shall be the fair market value of the stock at the date of grant, provided that the Administrator may set such price at a different value at its discretion.

         5.3 Term and Exercise. Each NSO shall be exercisable by its terms, and may be exercised at any time thereafter during a period of ten (10) years from the date of grant (the "Option Term"). No NSO shall be exercisable after the expiration of the Option Term.


                                   ARTICLE 6

                       DETERMINATION OF FAIR MARKET VALUE


         For purposes of this Plan, the "fair market value" of the Company's Common Stock shall be determined as of the designated date by the public accounting firm currently serving as the Company's auditors, provided such firm is qualified to give opinions in the area of stock valuation, or by another qualified public accounting firm qualified to give such opinions selected by the Board. Such determination shall be set forth in a written opinion prepared by the public accounting firm and delivered to the Administrator.


                                   ARTICLE 7

                          DILUTION OR OTHER AGREEMENT


         In the event that additional shares of Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a reverse stock split or stock redemption, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of ss. 355 of the Code, or some similar section, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of Common Stock of the Company and the stock distributed in respect thereof. All such adjustments shall be made by the Administrator, whose determination upon the same shall be final and binding upon the Optionee. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Article 6 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.


                                   ARTICLE 8

                    CERTAIN LIMITATIONS ON RIGHT TO EXERCISE


         8.1      Employment Requirement and Holding Period.

                  8.1.1 Unless the option granted to an Optionee includes a specific vesting schedule, each option granted under this Plan shall be fully exercisable after five (5) years of continuous employment of the Optionee with the Company immediately following the date the option is granted, with 20% of the total options granted becoming exercisable on the anniversary date of the option grant each year, until all options are fully vested.

                  8.1.2 No option may be exercised unless the Optionee is, at the time of such exercise, in the employ of the Company and shall have been continuously so employed since the grant of his option, except as provided in Section 10 hereof. Absence or leave approved by the management of the Company shall not be considered an interruption of employment for any purpose under the Plan.

                  8.1.3 Any option in which the Optionee is fully vested shall be exercisable in full, or in any increment of at least 1,000 shares, only if the Optionee chooses to exercise such option and to pay for such option in the manner set forth in Section 8.2 hereof (i.e., with cash, a certified bank check, shares of the Company's Common Stock, or any combination of the foregoing in an amount equal to the full option price of the shares being purchased).

                  8.1.4 The Optionee shall not dispose of stock received pursuant to his exercise of an ISO at any time during the one (1) year period following the date of transfer of such share to the Optionee, except as provided in Section 10.3 hereof.

                  8.1.5 Notwithstanding the foregoing, the Administrator may, in its sole discretion, (a) prescribe longer time periods and additional requirements with respect to the exercise of an option and (b) terminate in whole or in part such portion of any option that has not yet become exercisable at such time if the Administrator determines that the Optionee is not performing satisfactorily the duties to which he was assigned on the date the option was granted or duties of at least equal responsibility.

         8.2 Payment. The exercise of any option shall be contingent upon receipt by the Company of cash, a certified bank check to its order, shares of the Company's Common Stock, or any combination of the foregoing in an amount equal to the full option price of the shares being purchased. For purposes of this paragraph, shares of the Company's Common Stock that are delivered in payment of the option price shall be valued at their fair market value (as determined in Article 6 hereof) applied as of the date of the exercise of the option.

         8.3 Status of a Stockholder. No Optionee or his legal representative, legatees, or distributees, as the case may be, will be, or will be deemed to be, a holder of any share subject to an option unless and until certificates for such shares are issued to him or them under the terms of the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         8.4 Nonexercisable. In no event may an option be exercised after the expiration of its term.

         8.5 Reduction in Reserved Stock. Exercise of an option shall result in a decrease in the number of shares of Common Stock that thereafter may be available under the Plan by the number of shares as to which the option is exercised.


                                   ARTICLE 9

                                 ASSIGNABILITY


         Each option granted under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by the employee to whom the option is granted. Except as permitted by the preceding sentence, no option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by option of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the options, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such rights and privileges shall immediately become null and void.

                                   ARTICLE 10

                      EFFECT OF TERMINATION OF EMPLOYMENT,
                              DEATH OR DISABILITY


         10.1     Termination of Employment.

                  10.1.1 In the event of the termination of employment of an Optionee during the period after the date of issuance of an option to him by reason of voluntary separation on the part of the Optionee without the consent of the Company, any unexercised option or options theretofore granted to him under this Plan shall terminate as of the date of separation.


                  10.1.2 Notwithstanding the restrictions of subparagraph 8.1.2 hereof, in the event of the termination of employment of an Optionee by reason discharge by the Company anytime after the date of issuance of an option to him, Optionee shall have the right to exercise any options granted to him under this Plan which have not expired and in which he is vested within 30 days after the effective date of his discharge, at which time all options issued to him under the Plan shall terminate.


         10.2 Retirement. Notwithstanding the restrictions of subparagraph 8.1.2 hereof, if the employment of an Optionee shall be terminated by the Company because of the Optionee's retirement at his Retirement Date (as defined in Section 10.5 hereof), the Optionee shall have the right to exercise such option or options held by him, to the extent that such options have not expired, at any time within thirty (30) days after such retirement.

         10.3 Deaths. In the event that an Optionee shall die while employed by the Company or shall die within thirty (30) days after retirement at his Retirement Date (as defined in Section 10.5 hereof), any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable to the extent the Optionee had a vested right in such options at the time of his death by the estate of the Optionee or by any person who acquired such option or options by bequest or inheritance from the Optionee at any time within one (1) year after the death of the Optionee. References hereinabove to the Optionee shall be deemed to include any person entitled to exercise the option after the death of the Optionee under the terms of this Plan.

         10.4 Permanent and Total Disability. In the event of the termination of employment of an Optionee by reason of the Optionee's permanent and total disability, such Optionee shall have the right, notwithstanding the provisions of subparagraph 8.1.2 hereof, to exercise all vested options held by him to the extent such options have not previously expired or been exercised, at any time within one year after such termination. The term "permanent and total disability" shall, for the purposes of this Plan, be defined in the same manner as such term is defined in ss. 22(e)(3) of the Code.

         10.5 Retirement Date. For the purposes of this Plan, "Retirement Date" shall mean any date an employee is otherwise entitled to retire under the Company's retirement plans and shall include normal retirement at age sixty-five (65), early retirement at age sixtytwo (62), and retirement at age sixty (60) after thirty
(30) years of service if such retirement options have been adopted by the Company.


                                   ARTICLE 11

                       LISTING AND REGISTRATION OF SHARES


         Each option shall be subject to the requirement that if at any time the Administrator shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.


                                   ARTICLE 12

                     EXPIRATION AND TERMINATION OF THE PLAN


         Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed 700,000 shares of Common Stock. The Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan. No option shall be granted pursuant to the plan after March 14, 2003.


                                   ARTICLE 13

                               AMENDMENT OF PLAN


         The Board may at any time and from time to time modify and amend the Plan in any respect; provided, however, that no such amendment shall: (i) increase (except in accordance with Article 7) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee; or (ii) reduce (except in accordance with Article 7) the minimum option prices that may be established under the Plan; or (iii) extend the period or periods during which options may be granted or exercised; or (iv) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or (v) change the provisions relating to adjustments to be made upon changes in capitalization; or (vi) change the method for the selection of the Administrator or the Committee as provided by Article

2 hereof. The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an option theretofore granted to him.


                                   ARTICLE 14

                            APPLICABILITY OF PLAN TO
                           OUTSTANDING STOCK OPTIONS


         This Plan shall not affect the terms and conditions of any incentive stock options or nonqualified stock options granted to any employee of the Company under any other plan relating to nonqualified stock options; nor shall it affect any of the rights of any employee to whom such an incentive stock option or nonqualified stock option was granted.


                                   ARTICLE 15

                                 INTERPRETATION


         The terms of this Plan concerning the issue of ISOs are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of ISOs under ss. 422 of the Code. If any provision of the Plan applicable to ISOs conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.


                                   ARTICLE 16

                                 MISCELLANEOUS


         16.1 Optionees' Rights. Nothing contained in this Plan shall be deemed to give any Optionee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Optionee or Company at any time regardless of the effect which such discharge shall have upon him as an Optionee.

         16.2 Construction of Agreement. This Plan shall be construed and enforced according to the Code and the laws of the State of Tennessee, other than its laws respecting choice of law, to the extent not preempted by the Code.

         16.3 Gender and Number. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         16.4 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.


                                   ARTICLE 17

                             EFFECTIVE DATE OF PLAN


         This Plan shall become effect on March 15, 1993, upon the adoption of the Plan by the Board and the approval of 51% of the shareholders within twelve
(12) months before or after the adoption of the Plan by the Board.